POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Ipsen S.A., under the U.S. Securities Act of 1933, as amended, of American Depositary Shares evidenced by American Depositary Receipts (the "ADSs"). Such ADSs will be registered on a registration statement on Form F-6 (the "Registration Statement"), which will be filed with the U.S. Securities and Exchange Commission (the "SEC").

Know all persons by these presents that each person whose signature appears below constitutes and appoints Jean-Luc Bélingard and Claire Giraut, jointly and severally, his or her true and lawful attorneys-in-fact and agents with full and several power of substitution and resubstitution for and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement and any and all amendments, including post-effective amendments and supplements thereto and any registration statements pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, relating thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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Date	Signatures	Capacity
28/05/2010	Jean-Luc Bélingard	Chairman and Chief Executive Officer
28/05/2010	Claire Giraut	Executive Vice President and Chief Financial Officer Controller and Principal Accounting Officer
28/05/2010	Anne Beaufour	Director
28/05/2010	Henri Beaufour	Director
28/05/2010	Alain Beguin	Director
28/05/2010	Hervé Couffin	Director
28/05/2010	Antoine Flochel	Vice Chairman of the Board of Directors and Director
28/05/2010	Gérard Hauser	Director
28/05/2010	Pierre Martinet	Director
28/05/2010	René Merkt	Director
28/05/2010	Yves Rambaud	Director
28/05/2010	Klaus-Peter Schwabe	Director
	Erwan Le Gall	Authorized Representative in the United States

Date	Signatures	Capacity
	Jean-Luc Bélingard	Chairman and Chief Executive Officer
	Claire Giraut	Executive Vice President and Chief Financial Officer
		Controller and Principal Accounting Officer
	Anne Beaufour	Director
	Henri Beaufour	Director
	Alain Béguin	Director
	Hervé Couffin	Director
	Antoine Flochel	Vice Chairman of the Board of Directors and Director
	Gérard Hauser	Director
	Pierre Martinet	Director
	René Merkt	Director
	Yves Rambaud	Director
	Klaus-Peter Schwabe	Director
May 27, 2010	Erwan Le Gall	Authorized Representative in the United States

PAI-587486v1